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Exhibit 4.3

[Face of Note]

EVERGREEN RESOURCES, INC.
5.875% SENIOR SUBORDINATED NOTE DUE 2012

CUSIP NO.

No.	Principal Amount $

Evergreen Resources, Inc., a Colorado corporation, promises to pay to CEDE & CO., or registered assigns, the principal sum of                        dollars on March 15, 2012.

        Interest Payment Dates: March 15 and September 15 commencing September 15, 2004.

        Record Dates: March 1 and September 1.

        Dated:

EVERGREEN RESOURCES, INC.
By:	Name: Title:

WACHOVIA BANK, NATIONAL ASSOCIATION
as Trustee, certifies that this is one of the
Securities referred to in the Indenture.

By:	Authorized Signatory

[Back of Security]
EVERGREEN RESOURCES, INC.
5.875% SENIOR SUBORDINATED NOTE DUE 2012

        THIS GLOBAL SECURITY IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO Section 2.6 OF THE INDENTURE, (II) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO Section 2.6(a) OF THE INDENTURE, (III) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO Section 2.10 OF THE INDENTURE AND (IV) THIS GLOBAL SECURITY MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

        UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC") TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

        Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

        1.     Interest. Evergreen Resources, Inc., a Colorado corporation (the "Company"), promises to pay interest on the principal amount of this Security at 5.875% per annum from March 10, 2004 until maturity. The Company will pay interest semi-annually in arrears on March 15 and September 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an "Interest Payment Date"). Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Security is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be September 15, 2004. The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, at the rate then in effect; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate as on overdue principal to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

        2.     Method of Payment. The Company will pay interest on the Securities (except Defaulted Interest) to the Persons who are registered Holders of Securities at the close of business on the March 1 or September 1 next preceding the Interest Payment Date, even if such Securities are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.11 of the Indenture with respect to Defaulted Interest. The Securities will be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, and premium, if any, on all Global Securities and all other Securities the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

        3.     Paying Agent and Registrar. Initially, Wachovia Bank, National Association ("Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice to any Holder. The Company or any of its domestically incorporated Wholly-Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

        4.     Indenture. The Company issued the Securities under an Indenture, dated as of March 10, 2004 (the "Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Securities are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Security conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Securities are unsecured obligations of the Company and may be issued in an unlimited principal amount.

        5.     Optional Redemption.

          (a)   On and after March 15, 2008 and prior to maturity, the Company may redeem all or, from time to time, part of the Securities upon not less than 30 nor more than 60 days' notice mailed to each Holder of Securities at such Holder's address appearing in the register of the Securities, in amounts of $1,000 or an integral multiple of $1,000, at the following Redemption Prices (expressed as percentages of the principal amount) plus accrued and unpaid interest on the Securities, if any, to but excluding the Redemption Date (subject to the right of Holders of record on the relevant regular record date to receive interest due on an Interest Payment Date), if redeemed during the 12-month period beginning March 15 of the years indicated:

Year	Percentage
2008	102.938%
2009	101.469%
2010 and thereafter	100.000%

          (b)   Prior to March 15, 2007, the Company may on one or more occasions redeem up to an aggregate amount equal to 35% of the original principal amount of the Securities, including any Additional Securities, with the Net Cash Proceeds of one or more Equity Offerings at a redemption price of 105.875% of the principal amount of the Securities, plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date); provided that (i) at least 65% of the original principal amount of the Securities, including any Additional Securities, remains outstanding after each such redemption and (ii) the redemption occurs within 90 days after the closing of such Equity Offering.

        6.     Subordination. The Securities are subordinated to Senior Indebtedness of the Company. To the extent provided in the Indenture, Senior Indebtedness of the Company must be paid before the Securities may be paid. In addition, any Subsidiary Guarantee is subordinated to Senior Indebtedness of the relevant Subsidiary Guarantor, if any. The Company and each Subsidiary Guarantor, if any, agrees, and each Holder by accepting a Security agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give them effect and appoints the Trustee as attorney-in-fact for such purpose.

        7.     Denominations, Transfer, Exchange. The Securities are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Security or portion of a Security selected for redemption, except for the unredeemed portion of any Security being redeemed in part. Also, the Company need not exchange or register the transfer of any Securities for a period of 15 days before a selection of Securities to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

        If this is a Global Security, this Security represents the aggregate principal amount of outstanding Securities from time to time endorsed hereon, and the aggregate principal amount of outstanding Securities represented by this Security may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions in accordance with the Indenture.

        8.     Persons Deemed Owners. The registered Holder of a Security may be treated as its owner for all purposes.

        9.     Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture and the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in outstanding principal amount of the Securities, and any existing Default or compliance with any provision of the Indenture or the Securities may be waived with the written consent of the Holders of a majority in outstanding principal amount of the Securities. Without the consent of any Holder of a Security, the Indenture or the Securities may be amended or supplemented (i) to cure any ambiguity, omission, defect or inconsistency, (ii) to provide for the assumption of the Company's obligations under the Indenture and the Securities, (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities, (iv) to add Guarantees with respect to the Securities, (v) to secure the Securities, (vi) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power conferred upon the Company, (vii) to make any change that does not adversely affect the rights of any Holder, (viii) to comply with any requirement of the SEC in connection with qualifying the Indenture under the Trust Indenture Act, (ix) to provide for the issuance of the Exchange Securities, (x) to provide for the issuance of Additional Securities in accordance with the Indenture, or (xi) to make any change in the subordination provisions of the Indenture that would limit or terminate the benefits available to any holder of Senior Indebtedness of the Company under such subordination provisions.

        10.   Defaults. If an Event of Default shall occur and be continuing, the principal of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

        11.   Defeasance. The Indenture contains provisions for defeasance of (i) the entire indebtedness of the Company on this Security and (ii) certain restrictive covenants and the related Events of Default, subject to compliance by the Company with certain conditions set forth in the Indenture, which provisions apply to this Security.

        12.   Authentication. This Security will not be valid until authenticated by the manual signature of the Trustee or an Authenticating Agent.

        13.   Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

        14.   CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

        The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

    Evergreen Resources, Inc.
    1401 17th Street, Suite 1200
    Denver, Colorado 80202
    Attention: Chief Financial Officer

ASSIGNMENT FORM

To assign this Security, fill in the form below:

(I) or (we) assign and transfer this Security to:	(Insert assignee's legal name)

(Insert assignee's soc. sec. or tax I.D. no.)

(Print or type assignee's name, address and zip code)

and irrevocably appoint                                                                         to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:	(Sign exactly as your name appears on the face of this Security)

Signature Guarantee:*

*
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Option of Holder to Elect Purchase

        If you want to elect to have this Security purchased by the Company pursuant to Section 4.8 or Section 4.14 of the Indenture, check the appropriate box below:

                        ☐    Section 4.8                                 ☐    Section 4.14

        If you want to elect to have only part of the Security purchased by the Company pursuant to Section 4.8 or Section 4.14 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:	(Sign exactly as your name appears on the face of this Security)
Tax Identification No.:

Signature Guarantee:*

*
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

[TO BE ATTACHED TO GLOBAL SECURITIES]
SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY

        The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Security	Amount of Increase in Principal Amount of this Global Security	Principal Amount of this Global Security Following such Decrease or Increase	Signature of Authorized Officer of Trustee or Securities Custodian

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EVERGREEN RESOURCES, INC. 5.875% SENIOR SUBORDINATED NOTE DUE 2012